ADVISORY AGREEMENT
                                     between
                         MORGAN KEEGAN SELECT FUND, INC.
                                       and
                          MORGAN ASSET MANAGEMENT, INC.


     ADVISORY AGREEMENT made this ___ day of February, 2005 (the "Agreement"), by and between Morgan Keegan Select Fund, Inc., a Maryland corporation ("Morgan Keegan Select"), and Morgan Asset Management, Inc., a corporation organized under the laws of the State of Tennessee ("Adviser").

     WHEREAS, Morgan Keegan Select is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company, and offers for sale a series of shares of common stock designated as Regions Morgan Keegan Select LEADER Short Term Bond Fund (the "Fund") and

     WHEREAS, Morgan Keegan Select desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of the Fund, and to have that investment adviser provide or perform for the Fund various research, statistical and investment services;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

     1. EMPLOYMENT OF THE ADVISER. Morgan Keegan Select hereby employs the Adviser to invest and reinvest the assets of the Fund in the manner set forth in
Section 2 of this Agreement subject to the direction of the Board of Directors (the "Board") and the officers of Morgan Keegan Select, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent Morgan Keegan Select in any way or otherwise be deemed an agent of Morgan Keegan Select.

     2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

          A.   INVESTMENT ADVISORY SERVICES.

               (i) The Adviser shall direct the investments of the Fund, subject to and in accordance with the Fund's investment objective, policies and limitations as provided in its Prospectus and Statement of Additional

Information and other governing instruments, as amended from time to time, and any other directions and policies which the Board may issue to the Adviser from time to time.

               (ii) The Adviser is authorized, in its discretion and without prior consultation with Morgan Keegan Select, to purchase and sell securities and other investments for the Fund.

          B.   CORPORATE MANAGEMENT SERVICES.

               (i)  The  Adviser  shall  furnish  for the use of  Morgan  Keegan
Select, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund.

               (ii) The Adviser shall pay the salaries of all personnel of Morgan Keegan Select, or the Adviser, performing services relating to research, statistical and investment activities of the Fund.

          C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as Morgan Keegan Select or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

          D. CODE OF ETHICS. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act of 1940 and will provide Morgan Keegan Select and its administrator with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Morgan Keegan Select or its administrator, the Adviser shall permit Morgan Keegan Select or its administrator to examine the reports required to be made to the Adviser by Rule 17j-l(c)(l).

          E. DISQUALIFICATION. The Adviser shall immediately notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

          F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Board and officers of Morgan Keegan Select for consultation and discussion regarding the management of the Fund and its investment activities.


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

     3.   EXECUTION AND ALLOCATION OF FUND BROKERAGE.

          A. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute transactions for the Fund, and for the selection of the markets on or in which the transactions will be executed.

          B. In acting pursuant to Section 3.A, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to transactions for the Fund set forth in Morgan Keegan Select's registration statement.

          C. It is understood that neither the Fund nor the Adviser will adopt a formula for allocation of the Fund's brokerage.

          D. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for the Fund and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to Morgan Keegan Select Fund and to its other clients.

          E. It is understood that the Adviser may, in its discretion, use brokers who provide the Fund with research, analysis, advice and similar services to execute transactions on behalf of the Fund, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

          F. It is understood that the Adviser may use brokers who (i) are affiliated with the Adviser provided that no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

          G.   The  Adviser   shall  provide  such  reports  as  the  Board  may
reasonably request with respect to the Fund's total brokerage and transaction activities and the manner in which that business was allocated.

     4. EXPENSES OF MORGAN KEEGAN SELECT. During the term of this Agreement, the Fund will bear all expenses, not specifically assumed by the Adviser, incurred in its operations and the offering of its shares. Expenses borne by the Fund will include but not be limited to the following (or the Fund's proportionate share of the following): legal and audit expenses, organizational expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; fees of custodians, transfer agents, registrars or other agents; distribution fees; expenses of preparing share certificates; expenses relating to the redemption or repurchase of shares; expenses of registering and qualifying shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, statements of additional information, proxy statements, reports, notices and dividends to shareholders; cost of stationery; costs of stockholders and other meetings of Morgan Keegan Select; compensation and expenses of the independent directors of Morgan Keegan Select; and Morgan Keegan Select's pro rata portion of premiums of any fidelity bond and other insurance covering Morgan Keegan Select and its officers and directors.

     5. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished and expenses assumed hereunder, the Adviser shall receive from the Fund an advisory fee at the annual rate listed along with the Fund's name in Schedule A attached hereto. This advisory fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the net assets of the Fund as determined at the close of business on each day throughout the month. The assets of the Fund will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if Morgan Keegan Select lawfully determines the value of the net assets of the Fund as of some other time on each business day, as of such time with respect to the Fund. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Adviser's right to such fee commences on a date other than the last day of the month, the fee for such month shall be based on the average daily assets of the Fund in that period from the date of commencement to the last day of the month. If Morgan Keegan Select determines the value of the net assets of the Fund more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of Morgan Keegan Select's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of the Fund is suspended for any particular business day, then the value of the net assets of the Fund on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of the Fund has been suspended for more than one month, the Adviser's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

     6.   ACTIVITIES AND AFFILIATES OF THE ADVISER.

          A. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a director, officer, or employee of Morgan Keegan Select, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.


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

          B. Morgan Keegan Select acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph 3, Morgan Keegan Select agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Fund, provided that the Adviser acts in good faith. Morgan Keegan Select acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest. The Adviser shall have no obligation to recommend for the Fund a position in any investment which an Affiliated Account may acquire, and Morgan Keegan Select shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund or otherwise.

          C. Subject to and in accordance with the Articles of Incorporation and By-Laws of Morgan Keegan Select as currently in effect and the 1940 Act and the rules thereunder, it is understood that Directors, officers and agents of Morgan Keegan Select and shareholders of Morgan Keegan Select are or may be interested in the Adviser or its "affiliated persons," or that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in Morgan Keegan Select; and that the effect of any such interests shall be governed by said Articles of Incorporation, By-Laws and the 1940 Act and the rules thereunder.

     7.   LIABILITIES OF THE ADVISER.

          A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to Morgan Keegan Select or to any shareholder of Morgan Keegan Select or the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of Morgan Keegan Select.

          B. No provision of this Agreement shall be construed to protect any Director or officer of Morgan Keegan Select, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

     8. EFFECTIVE DATE; TERM. This Agreement shall continue in effect for one year and from year to year thereafter only so long as specifically approved annually by (i) vote of a majority of the directors of Morgan Keegan Select who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (ii) by the Board, or with respect to the Fund, by a vote of a majority of the outstanding voting securities of the Fund.


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

     9. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify Morgan Keegan Select in writing in advance of any proposed change of "control" to enable Morgan Keegan Select to take the steps necessary to enter into a new advisory agreement, if necessary.

     10. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and Morgan Keegan Select, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of the Fund in the manner required by the 1940 Act and the rules thereunder.

     11.  TERMINATION. This Agreement:

          A. may at any time be terminated without payment of any penalty by Morgan Keegan Select with respect to the Fund (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

          B.   shall immediately terminate in the event of its "assignment"; and

          C. may be terminated with respect to the Fund by the Adviser on sixty (60) days' written notice to Morgan Keegan Select.

     12. NAME. In the event this Agreement is terminated by either party or upon written notice from the Adviser at any time, Morgan Keegan Select hereby agrees that it will eliminate from its corporate name any reference to the name "Morgan Keegan." Morgan Keegan Select shall have the non-exclusive use of the name "Morgan Keegan" in whole or in part so long as this Agreement is effective or until such notice is given.

     13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

     13. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

     14. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


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

     15. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the State of Maryland.

     IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.


                                    MORGAN KEEGAN SELECT FUND, INC.


        (SEAL)                      By:_________________________________________
                                    Name:
                                    Title:


                                    MORGAN ASSET MANAGEMENT, INC.



        (SEAL)                      By:_________________________________________
                                    Name:
                                    Title:

                                   SCHEDULE A

                         MORGAN KEEGAN SELECT FUND, INC.

                                  FEE SCHEDULE


                                                      % of average
               Fund                                 daily net assets
               ----                                 ----------------

Regions Morgan Keegan Select LEADER                      0.55%
Short Term Bond Fund

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